EXHIBIT 5.1

                    Robert N. Wilkinson, Esq.
                         ATTORNEY AT LAW
                   GATEWAY TOWER EAST SUITE 900
                       10 EAST SOUTH TEMPLE
                   SALT LAKE CITY,  UTAH  84133
                        TEL.(801) 530-7370
                        FAX (801) 364-9127




November 20, 1997

Newriders, Inc.
567 San Nicolas Drive, Suite 400
Newport Beach, California  92660

     Re: REGISTRATION STATEMENT ON FORM S-8 FOR NEWRIDERS, INC.'S 1997 EXECUTIVE INCENTIVE COMPENSATION PLAN

     On the date hereof, Newriders, Inc., a Nevada corporation (the "Company"), transmitted for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance, offering and/or sale by the Company of up to 5,140,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"), 5,000,000 shares of which may be issued pursuant to stock options, restricted stock, deferred stock, and/or other stock-related awards (collectively, "Awards") granted or to be granted under the Company's 1997 Executive Incentive Compensation Plan (the "Plan"), and 140,000 shares which may be issued pursuant to a Compensation Letter Agreement with John Martin (50,000 shares), a Corporate Development Consulting Agreement (50,000 shares) and an Agreement Concerning Legal Services (40,000 shares). I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection therewith, I have examined and relied upon the original or a copy, certified to my satisfaction, of (i) the Articles of Incorporation and Amendment thereto, and Bylaws of the Company; (ii) records of corporate proceedings of the Company authorizing the Plan and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as I have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to various questions of fact material to this opinion, I have relied, to the extent I deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

     Based upon the foregoing examination, I am of the opinion that the Company presently has available at least 5,140,000 shares of authorized and unissued Common Stock from which the 5,000,000 shares of Common Stock may be issued pursuant to Awards granted under the Plan, and the remaining 140,000 shares of Common Stock may be issued pursuant to the other agreements identified in paragraph 1, above. In addition, assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance pursuant to Awards and other agreements identified above, and assuming that the Company's consideration for shares issued pursuant to Awards is actually received by the Company in accordance with the Plan and Section 78.211 of the Nevada Revised Statutes, I am of the opinion that the shares of Common Stock issued pursuant to the Awards granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

     Sincerely,

 /s/ Robert N. Wilkinson

     Robert N. Wilkinson